Contacts:

Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webMethods.com

John Conley, Public Relations
703.460.5996
John.Conley@webMethods.com

WEBMETHODS REPORTS PRELIMINARY SECOND QUARTER FINANCIAL RESULTS

FAIRFAX, Va. – October 5, 2006 – webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced preliminary financial results for its fiscal second quarter ended September 30, 2006.

webMethods expects to report total revenue for the second quarter in the range of $48.5 million to $50.0 million. License revenue is expected in the range of $15.5 million to $16.5 million. Under U.S. generally accepted accounting principles (GAAP), the company expects to report a loss of $0.08 to $0.06 per share. The company is evaluating the purchase price accounting for its acquisitions of Cerebra and Infravio which occurred during the second quarter. No potential accounting adjustments relating to these acquisitions are reflected in these preliminary results. GAAP net loss for the second quarter is expected to include expenses of approximately $700,000 for amortization of acquired intangibles, $3.0 million related to stock-based compensation and $400,000 of income tax expense.

Total revenue guidance for the September 2006 quarter, which was given on July 27, 2006, was for a range of $53.5 million to $56.5 million, and included anticipated license revenue in the range of $19.5 million to $22.5 million. GAAP net income per diluted share for the second quarter was expected to be in the range of $0.02 to $0.07.

“Our performance for the quarter is a clear disappointment.  While total revenue was comparable to last year, license revenue declined year-over-year,” said David Mitchell, president and CEO, webMethods, Inc.  “These results are at odds with the great potential that we continue to see in our business. We are completely focused on improving our execution and building upon the demonstrated value that we’ve long delivered to our customers.”

webMethods will host a conference call at 5:00 p.m. Eastern Time today to discuss the preliminary financial results for its fiscal second quarter. The conference call will be available via telephone by dialing 1 (877) 468-1591 in North America or 1 (706) 679-0585 outside North America, or via webcast at www.webmethods.com/investors. A replay of this call will be available through October 12, 2006. Please dial 1 (800) 642-1687 in North America and 1 (706) 645-9291 outside North America, confirmation number 8143195. The Company will release final results for its fiscal second quarter on Thursday, October 26, 2006 and host a conference call after the market close.

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About webMethods, Inc.

webMethods (Nasdaq: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to over 1,400 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan.

The webMethods name and logo are registered trademarks of, and webMethods Fabric is a trademark of, webMethods, Inc.  All other marks mentioned are trademarks or service marks of their respective companies.

This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of the U.S. securities laws. Specific forward-looking statements in this press release include statements regarding webMethods’ expected revenues and earnings per share for its fiscal second quarter ended September 30, 2006, future market opportunities for its products, the growth prospects for its business, and the size and quality of its pipeline. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the risk that management of webMethods has not completed its review of the preliminary results presented in this press release and, accordingly, the preliminary results may be adjusted. In addition, actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of the factors discussed in the “Risk Factors” section of webMethods’ Form 10-K for the year ended March 31, 2006 which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or on webMethods’ investor relations web page at www.webMethods.com/investors. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.